Exhibit 99.1

RESORTS INTERNATIONAL HOTEL AND CASINO, INC.

TO HOLD CONFERENCE CALL

ON 3rd QUARTER RESULTS

NOTE TIME CHANGE

ATLANTIC CITY, NJ (October 29, 2003)- Resorts International Hotel and Casino, Inc. has scheduled a conference call for Wednesday, October 29, 2003, at 4 p.m. ET.

At that time management will review operating results, status of the construction of the new hotel tower, and other pertinent matters.

Participating in the call will be:

Audrey Oswell, President and Chief Executive Officer

Joseph Weis, Senior Vice President of Finance and Chief Financial Officer

To access the conference call, dial 1-800-915-4836, ID: “Resorts Atlantic City 3rd Quarter Conference Call.” The digital rebroadcast can be accessed by calling 1-800-428-6051. International participants may call 973-709-2089 passcode I.D. 311579. A replay of the call will also be available at www.streetevents.com. After logon to www.streetevents.com, please enter “Resorts Atlantic City” to replay the call.

International participants may call 973-709-2089 passcode I.D. 311579. A replay of the call will also be available at www.streetevents.com. After logon to www.streetevents.com, please enter “Resorts Atlantic City” to replay the call.